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                                                         EXHIBIT NO. EX-99.d.1.m

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      FORM OF INVESTMENT ADVISORY AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM is made this ________ day of ______, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Advisor").

         WHEREAS, the Fund and the Advisor have previously entered into the Investment Advisory Agreement, dated December 7, 1998 (the "Advisory Agreement"), pursuant to which the Advisor agreed to manage the investment and reinvestment of the assets of The Tax-Managed U.S. 5-10 Value Portfolio, The Tax-Managed U.S. 6-10 Small Company Portfolio and The Tax-Managed DFA International Value Portfolio, all series of the Fund; and

         WHEREAS, the Advisor has been informed by the Fund that The Tax-Managed 5-10 Value Portfolio and The Tax-Managed U.S. 6-10 Small Company Portfolio desire to change their names;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it as agreed as follows:

         1. The names of "The Tax-Managed U.S. 5-10 Value Portfolio" and "The Tax-Managed U.S. 6-10 Small Company Portfolio" shall be changed to "Tax-Managed U.S. Small Cap Value Portfolio" and "Tax-Managed Small Cap Portfolio," respectively, and all references in the Advisory Agreement to "The Tax-Managed U.S. 5-10 Value Portfolio" and "The Tax-Managed U.S. 6-10 Small Company Portfolio" shall be changed to "Tax-Managed U.S. Small Cap Value Portfolio" and "Tax-Managed Small Cap Portfolio," respectively.

         2.       The effective date of this Addendum shall be April 1, 2001.

         3. The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Addendum, and that all other provisions of the Advisory Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this _________ day of ________, 2001.

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
DFA INVESTMENT DIMENSIONS                         DIMENSIONAL FUND ADVISORS
GROUP INC.                                        INC.


By:                                               By:
     ---------------------------------------           ---------------------------------------
     Michael T. Scardina                              Catherine L. Newell
     Vice President, Chief Financial Officer          Vice President and Secretary
     and Treasurer
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